UNITED STATES
                  SECURITIES EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                            FORM 8-K/A

                          CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2001

                         BIOENVISION INC.
     (Exact name of registrant as specified in its charter)


     Delaware                                 113375915
 ---------------                         -------------------
State of Incorporation                   IRS Employer ID No.

1 Rockefeller Plaza - Suite 1600
New York, New York                              10020
-------------------------------            --------------
Address of Principal Executive Offices        Zip Code

Registrant's Telephone Number     (212) 521-4496

Item 4.   Change in Registrant's Certifying Accountant

On June 15, 2001, the Company received a letter from Ernst & Young LLP ("Ernst & Young") expressing its desire to resign as independent auditors of the Company. On June 16, 2001 and again on June 19, 2001, the Company's management had discussions with Ernst & Young asking them to reconsider their resignation. On June 20, 2001, the Company received a letter from Ernst & Young stating that it did not wish to reconsider its resignation.

The reports of Ernst & Young on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that the report for the years ended June 30, 1999 and 2000 included a paragraph expressing substantial doubt as to the Company's ability to continue as a going concern.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended September 30, 2000 and in the subsequent interim period, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in their report.

Ernst & Young has furnished a letter stating they have read the text of this Form 8-K and agree with the above statements. A copy of that letter is attached as an Exhibit.

The Company engaged Grant Thornton LLP as its principal accountants to audit the Company's financial statements for the year ended June 30, 2001. During the Company's two most recent fiscal years and any subsequent interim period prior to engaging the new accountants, the Company did not consult with the newly engaged accountants regarding any of the matters described in Regulation S-K Item 304(a)(2)(i) or (ii).

Item 7.  Financial Statements and Exhibits.

   (c)    Exhibit 16.1   Letter from Ernst & Young LLP to the
                         Securities and Exchange Commission (to
                         be filed by amendment).

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 25, 2001       BIOENVISION, INC.


                      By:  /s/ Christopher B. Wood, M.D.

                              Christopher B. Wood, M.D.
                              Chief Executive Officer